As filed with the Securities and Exchange Commission on July 2, 2004.

Registration No. 333-91994

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN POWER CONVERSION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	04-2722013
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

132 Fairgrounds Road, West Kingston, RI 02892

(Address of Principal Executive Offices)(Zip Code)

1997 Stock Option Plan

(Full Title of the Plan)

Jeffrey J. Giguere, Esq.
Vice-President, General Counsel and Clerk
132 Fairgrounds Road
West Kingston, RI 02892
(401) 789-5735

(Name, address including zip code and telephone number,
including area code, of agent for service)

Copy to:

William B. Simmons, Jr., Esq.
TESTA, HURWITZ & THIBEAULT, LLP
High Street Tower
125 High Street
Boston, Massachusetts 02110

This Post-Effective Amendment No. 1 to the registration statement on Form S-8 Registration No. 333-91994, as filed with the Securities and Exchange Commission (the “Commission”) on July 3, 2002, (the “Registration Statement”) is being filed to deregister certain shares of common stock, $.01 par value per share (the “Common Stock”), of American Power Conversion Corporation (the “Registrant”) that were registered for issuance pursuant to options granted under the Registrant’s 1997 Stock Option Plan (the “1997 Plan”).  The Registration Statement registered 9,500,000 shares of Common Stock issuable under the 1997 Plan. No options relating to shares of Common Stock registered under the Registration Statement have been issued to participants.  Therefore, all the shares of Common Stock previously registered on the Registration Statement are being deregistered.  The Company has ceased issuing options under the 1997 Plan and no additional options will be issued thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of West Kingston and the state of Rhode Island, on this 2nd day of July, 2004.

AMERICAN POWER CONVERSION CORPORATION

By:	/s/ Rodger B. Dowdell, Jr.
Rodger B. Dowdell, Jr.,
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of American Power Conversion Corporation, hereby severally constitute and appoint Rodger B. Dowdell, Jr. and Donald Muir, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all post-effective amendments to this registration statement, and generally do all things in our names and on our behalf in such capacities to enable American Power Conversion Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Rodger B. Dowdell, Jr.	Chairman, President, Chief Executive Officer	July 2, 2004
Rodger B. Dowdell, Jr.	and Director (Principal Executive Officer)

/s/ Donald M. Muir	Senior Vice President, Finance and Administration,	July 2, 2004
Donald M. Muir	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Neil E. Rasmussen	Senior Vice President, Chief Technology Officer and	July 2, 2004
Neil E. Rasmussen	Director

/s/ Emanuel E. Landsman	Vice President and Director	July 2, 2004
Emanuel E. Landsman

/s/ Ervin F. Lyon	Director	July 2, 2004
Ervin F. Lyon

/s/ James D. Gerson	Director	July 2, 2004
James D. Gerson

/s/ John G. Kassakian	Director	July 2, 2004
John G. Kassakian

/s/ John F. Keane, Sr.	Director	July 2, 2004
John F. Keane, Sr.

/s/ Ellen B. Richstone	Director	July 2, 2004
Ellen B. Richstone